Exhibit 99.1

Golden Arrow Merger Corp. Announces Cancellation of Special Meeting

NEW YORK, NY, Dec. 14, 2022 (GLOBE NEWSWIRE) -- Golden Arrow Merger Corp. (the “Company”) (NYSE: GAMCU, GAMC, GAMCW), announced today its decision to cancel its special meeting in lieu of its 2022 annual meeting of stockholders that was scheduled for December 16, 2022 and to withdraw from consideration by the stockholders of the Company the proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on November 28, 2022.

About Golden Arrow Merger Corp.

Golden Arrow Merger Corp. is a blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any business, industry, sector, or geography, it intends to initially focus its search on identifying a prospective target business in the healthcare or healthcare-related infrastructure industries in the United States and other developed countries.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. Forward-looking statements are subject to numerous risks and conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022, and subsequently filed Quarterly Reports on Form 10-Q. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Golden Arrow Merger Corp.

Valerie Toomey

info@goldenarrowspac.com